Exhibit 99.1

    Key Technology Promotes Kirk Morton to Chief Executive Officer

    WALLA WALLA, Wash.--(BUSINESS WIRE)--June 9, 2003--Key Technology, Inc. (Nasdaq:KTEC) announced today that Kirk W. Morton has been elected to succeed Thomas C. Madsen as Chief Executive Officer of the Company. Madsen, who has served as Chief Executive Officer since 1982 and Chairman of the Board of Directors since 2000, will retire from his CEO role in August.
    Morton has served as President and Chief Operating Officer of the Company since 2001. He joined Key in 1999 as Senior Vice President of Sales and Marketing and was responsible for worldwide sales and marketing and had overall responsibility for the Company's European manufacturing and sales operation, Key Technology BV. Prior to joining Key, Morton served as Vice President of Sales and Marketing for Stein, Inc., a business unit of FMC Corporation. He has also held management positions in the Citrus Systems division of FMC and at Ford Motor Company. Morton earned his undergraduate degree from Oregon State University and his MBA from the Darden Graduate School of Business Administration at the University of Virginia.
    "Kirk has done a great job of managing the Company's operations during difficult times over the past couple of years. His solid experience and vision for Key's future make him the ideal person to lead the Company," commented Thomas C. Madsen, Chairman of the Board of Directors. "Kirk has played a key role in the Company's current success and will be instrumental in the Company's focus on profitable growth going forward. I am very pleased the Board has elected to transition leadership of Key Technology to a person of Kirk's caliber."
    Madsen continued, "I look forward to supporting the Company in a much narrower role and contributing to its success under Kirk's leadership going forward. I will continue as non-executive Chairman, with the objective of contributing to Company growth and value enhancement for our customers and shareholders."
    Commenting on his new appointment, Kirk Morton said, "Key is an outstanding organization and I am excited to have the opportunity to lead the Company forward. Under Tom's leadership during the past 23 years, Key Technology has revolutionized the food processing industry with innovative technology and process automation solutions that satisfy critical customer needs. I will continue this tradition by working closely with customers, management and employees, while maintaining a strong focus on strategy, operations, and execution. I am pleased that Tom has agreed to make himself available to me and to our management team for consultation on strategic and business development issues."
    Key Technology, Inc., headquartered in Walla Walla, Washington, is a worldwide leader in the design and manufacture of process automation systems for the food processing and industrial markets. The Company's products integrate electro-optical inspection and sorting, specialized conveying and product preparation equipment, which allow processors to improve quality, increase yield and reduce cost. Key has manufacturing facilities in Washington, Oregon and the Netherlands, and worldwide sales and service coverage.
    This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address future financial and operating results.
    The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

    -- the effect of adverse economic conditions in markets served by the Company and the financial capacity of customers to purchase capital equipment;

    -- the ability of new products to compete successfully in either existing or new markets;

    -- the effect of increased competition and advances in technology on our product pricing and customer capital spending;

    -- risks involved in expanding international operations and sales; and

    -- risks associated with adverse fluctuations in foreign currency exchange rates.

    For a detailed discussion of these and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission, particularly Exhibit 99.1 "Forward-Looking Statement Risk and Uncertainty Factors" to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 and the Risk Factors section of the Company's Registration Statement on Form S-4, Post-Effective Amendment No. 3, filed August 17, 2001.

    CONTACT: Key Technology, Inc.
             Thomas Madsen, 509/529-2161